
<ARTICLE>  5
<LEGEND>
This  schedule  contains  summary  financial   information  extracted  from  the
financial  statements  of IOS Capital,  Inc. and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>     0000922255
<NAME> IOS CAPITAL, INC.
<MULTIPLIER> 1,000

<PERIOD-TYPE>                            9-mos
<FISCAL-YEAR-END>                  Sep-30-2000
<PERIOD-END>                       Jun-30-2000
<CASH>                                       0
<SECURITIES>                                 0
<RECEIVABLES>                        2,808,534 <F1>
<ALLOWANCES>                                 0
<INVENTORY>                                  0
<CURRENT-ASSETS>                             0
<PP&E>                                 116,736 <F2>
<DEPRECIATION>                          63,914 <F2>
<TOTAL-ASSETS>                       2,960,691
<CURRENT-LIABILITIES>                        0
<BONDS>                              2,241,114
<PREFERRED-MANDATORY>                        0
<PREFERRED>                                  0
<COMMON>                                     0 <F3>
<OTHER-SE>                             419,647
<TOTAL-LIABILITY-AND-EQUITY>         2,960,691
<SALES>                                      0
<TOTAL-REVENUES>                       265,214
<CGS>                                        0
<TOTAL-COSTS>                                0
<OTHER-EXPENSES>                        60,090
<LOSS-PROVISION>                             0
<INTEREST-EXPENSE>                     109,652
<INCOME-PRETAX>                         95,548
<INCOME-TAX>                            38,331
<INCOME-CONTINUING>                     57,217
<DISCONTINUED>                               0
<EXTRAORDINARY>                              0
<CHANGES>                                    0
<NET-INCOME>                            57,217
<EPS-BASIC>                                  0 <F4>
<EPS-DILUTED>                                0 <F4>

<F1>  Includes net investments in leases of $2,730,525  and other accounts receivable.
<F2>  Includes leased equipment of: cost - $99,079; accumulated depreciation - $55,287.
<F3>  Common stock, $.01 par value, 1,000 shares outstanding.  Since total is less than $1, zero is reported.
<F4>  Not required as the registrant is a wholly-owned subsidiary.

